UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to § 240.14a-12

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

(Names of Registrants as Specified in Their Charters)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

URGENT PROXY INFORMATION

We recently mailed proxy material to you relating to the The Universal
Institutional Funds, Inc. special meeting of shareholders scheduled for August
1, 2006. The special meeting has been adjourned with respect to your Portfolio until August 23, 2006 in order to solicit additional votes on Proposal 2 as set forth in the Notice of Special Meeting previously sent to you.

In order to have your shares represented at the meeting, you must cast your vote.

CHOOSE ONE OF THE VOTING METHODS BELOW THAT IS MOST CONVENIENT FOR YOU:

     1.   VOTE BY MAIL: Sign and date your proxy card and return it in the enclosed postage paid envelope. NOTE: Your proxy is not valid unless it is signed.

     2.   VOTE BY TOUCH-TONE TELEPHONE: Dial 1-888-221-0697, enter the CONTROL
          NUMBER printed on the upper portion of your proxy card and follow the simple instructions. Telephone voting is available 24 hours a day, 7 days a week. THE CALL IS TOLL-FREE. If you received more than one proxy card you can vote each card during the call. Each card has a different control number.

     3.   VOTE VIA THE INTERNET: Log on to WWW.PROXYWEB.COM, enter the CONTROL
          NUMBER printed on the upper portion of your proxy card and follow the simple instructions. Internet voting is available 24 hours a day, 7 days a week. If you received more than one proxy card you can vote each card during the same session. Each card has a different control number.

     Thank you for your cooperation.